CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                                 SEGWAY III CORP

Federal Employer Identification No.

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.   The name of the corporation is:

                                 SEGWAY III CORP

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 2nd, day of December, 2004.

     Resolved Article First of the Certificate of Incorporation be amended to read as follows:

                  The name of the corporation is SPEEDHAUL HOLDINGS, INC.

3. The number of shares outstanding at the time of the adoption of the amendment was 5,250,000. The total number of share entitled to vote thereon was 5,250,000.

4.   The number of shares for and against such amendment is as follows:

     Number of Shares Voting for Amendment: 5,250,000.

     Number of Shares Voting Against Amendment: 0

5. The effective date of this Amendment to the Certificate of Incorporation shall be: upon filing

Dated this 2nd day of December, 2004.



SEGWAY  III CORP.
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Corporate Name


By:  /s/  Richard  I. Anslow
     -----------------------
            Signature


Richard  I.  Anslow, President
------------------------------
Type     Name and Title


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

                          CERTIFICATE OF INCORPORATION

                                       OF

                                Segway III Corp.

This is to certify that there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et. seq., known as the "New Jersey Business Corporation Act."

FIRST: The name of the corporation is: Segway III Corp.
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SECOND: The purposes for which this corporation is organized is to engage in any
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activity under the "New Jersey Business Corporation Act."

THIRD:  The aggregate number of shares of all classes of shares which the
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corporation shall have authority to issue is 100,000,000 shares of common stock,
$0.0001 par value and 20,000,000 shares of preferred stock, $0.0001 par value.

FOURTH: The address of the corporation's initial registered office is 4400 Route
------
9, 2nd Floor, Freehold, New Jersey 07728 and the name of the corporation's initial registered agent at such address is Richard I. Anslow.

FIFTH: The corporation shall indemnify every officer, director and corporate
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agent to the full extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time.

SIXTH:The number of Directors constituting the first Board is one (1), and the
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name and address of the person who is to serve as the Director is:

          Name                     Address
          ------------------       -----------------------
          Richard I. Anslow        4400 Route 9, 2nd Floor
                                   Freehold, NJ 07728

SEVENTH: To the fullest extent permitted by the New Jersey Business Corporation
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Act as the same exists or may hereafter be amended, no director or officer of this Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

EIGHTH: The name and address of each incorporator is:
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               Name                      Address
         ---------------           -----------------------
         Ross A. Goldstein         4400 Route 9, 2nd Floor
                                   Freehold, NJ  07728

NINTH: The term of this corporate existence is perpetual.
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     IN WITNESS WHEREOF, each individual incorporator, being over the age of eighteen years, has signed this Certificate this 30th day of March, 2000.

/s/ Ross A Goldstein
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    ROSS A. GOLDSTEIN